IGCA

Company Presentation

Thursday, June 14, 2001

Roland Thomas - Chairman and CEO

Innovative Gaming Corporation of America

www.igca.com

IGCA Mission Statement

Innovative by Name,Innovative by Nature

Management Team

- Roland M. Thomas, Chairman and CEO
- Andrew Tottenham, Director
- Ronald A. Johnson, Director
- Thomas Foley, Director
- Michael Mackenzie, COO
- Loren Piel, Executive VP, General Counsel, Secretary
- Steve Peterson, President, Xertain Inc

IGCA

Corporate Development

IGFC
(Innovative Gaming Finance Corp)



Internal Financing Programs for Distribution of Gaming and Non-Gaming Products

- ✓ Participation programs for Gaming Machines
- ✓ Gaming Machine Leasing Programs
- ✓ Non-gaming Kiosk Programs and Systems
- ✓ Gaming Facility Financing Programs

IGCA

Strategic Alliances



IGCA International Alliances

Aristocrat

- ✓ A market leader in Australia and the U.S., Aristocrat distributes IGCA products in Australia and the Far East

Unidesa

- ✓ The market leader in Spain, Europe and South America, Unidesa has approached IGCA to establish US-based operations and procure IGCA product distribution activities for Spain and South America

Delta Automaten

- ✓ This IGCA Alliance is to establish a Holland-based Joint Venture to manufacture, distribute and service IGCA products for the European and related markets

IGCA

Strategic Alliances

Active Negotiations

- ✓ Formalize acquisition activities for IG Europe
- ✓ Establish licensing activities for IGCA Proprietary Operating Systems
- ✓ Identify further strategic alliances for IGCA
- ✓ Expansion of markets through development of contract sales, distribution, service and manufacturing facilities through Joint Ventures on Indian Lands
- ✓ Acquire additional Intellectual Property for proprietary games, systems and methods.

IGCA

Platform and Hardware Development

Platform Development



- ✓ PC-based Video Gaming
- ✓ Uses Linux and Java and C-based software
- ✓ Incorporates quick and simple games changes
- ✓ Shorter "Time-To-Market" and Regulatory Cycle

Hardware Systems

- ✓ Unique slot delivery system ITEM
  Innovative Transformable Entertainment Module
- ✓ Modular design allows application over multiple games
- ✓ Video Slot Q3 2001
- ✓ Multi-player Blackjack Q3 2001
- ✓ Three-reel slot unit Q3 2001

IGCA

Company Position

Technology-Driven Gaming Products

- **Multi-Player Games**
  - ✓ BJ Blitz ™ Blackjack
  - ✓ Hot Shot Dice™ Craps
  - ✓ Lightning Strike Roulette ™
- **Video Slot Machines**
  - ✓ Tiki Treasures
  - ✓ Area 51
  - ✓ Monster Money
- **Top-Box Games**
  - ✓ Bonus Streak ™
  - ✓ Cascade of Diamonds™
  - ✓ Bonus Dice™



Company Products

New Games Scheduled for Release July 2001


Hollywood REELS
5 2500
4 200
3 50
2 5
5 500
4 100
3 20
2 2
5 200
4 50
3 10
HOLLYWOOD
5 150
4 20
3 10
5 100
4 20
3 5
5 50
4 10
3 5
5 50
4 10
3 2
5 50
4 10
3 2

- Hollywood Reels™


Hollywood
REELS
TM

Company Products

New Games Scheduled for Release July 2001

- Wild Jungle™



Wild Jungle
2500
200
50
5
500
100
20
2
200
50
10
150
20
10
100
20
5
50
10
5
50
10
2
50
10
2



Wild Jungle

IGCA

Innovative Gaming Products

- **Top Box Bonus Games**
  - Mounted on top of a traditional reel slot, Top Box Games add to the life cycle of slot machines
  - Bonus Streak
  - Cascade of Diamonds
  - Bonus Dice


Bonus STREAK


BONUS GAMES
BONUS STREAK™
BONUS STREAK™ II
CASCADE OF DIAMONDS™

IGCA

Multi-Player/Multi-Station Video Table Games

- **BJ Blitz™**
  - ✓ Blackjack game utilizing a dealer station and three or five player stations. The game looks similar to live blackjack tables, with five player stations positioned in a semi-circle around the dealer.


BLACKJACK
BJ BLITZ
POWER BIT

Multi-Player/Multi-Station Video Table Games

- **21 Stud™**
  - ✓ Played on the BJ Blitz platform offering three or five player stations.
  - ✓ Play stations are positioned in a semi-circle around the dealer.



21 STUD
$1
21 STUD
$1

Multi-Player/Multi-Station Video Table Games

- **Hot Shot Dice™**
  - ✓ Craps game is multi-station game utilizing a dealer station surrounded by six player stations
  - ✓ A canopy positioned above the machine, provides player instructions for betting and game play


HOT SHOT
DICE

Multi-Player/Multi-Station Video Table Games

- **Lightning Strike Roulette™**
  - ✓ A multi-player, five-station game with a video dealer section and a betting table section
  - ✓ Video portion is a large cabinet, housing a 29" monitor and associated laser video and sound equipment



ROULETTE
LIGHTNING STRIKE
POWER BIT

Developing Games

ITEM – Innovative Transformable Entertainment Module

- ✓ Introduction 2001
- ✓ Choice of number of screens
- ✓ Uses all Video Slot software
- ✓ Base unit to multi-players
- ✓ Optional three-reel stations
- ✓ Applications in non-gaming Kiosk applications
- ✓ Supports TI/TO and Coin


MONSTER MONEY

IGI Licensing

- **IGCA holds numerous product and company regulatory approvals, enabling the company to do business in most major gaming jurisdictions in North America. A partial listing of licensing follows:**

✓ Arizona	California	Colorado	Iowa
✓ Louisiana	Minnesota	Mississippi	Nevada
✓ New Mexico		No. Carolina	So. Dakota
✓ Wisconsin	Canada		

- ✓ Numerous Native American Licenses

IGCA

Company Growth

The New Business Model is Working

- ✓ IGCA has just completed its third consecutive quarter of operational profitability with dramatic increases in sales revenues
- ✓ Company Expects Revenues to Exceed $5,000,000 in Q2, 2001

✓ Stock Price 5-17-01	$1.75 Nasdaq SmallCap
✓ Shares Outstanding	13.6M
✓ Float	11.4M
✓ Market Capitalization	$22.7M

Stock Performance

IGCA Stock Performance Compared to Dow Jones, S&P and IXIC


Innovative Gaming Corp Of America
as of 16-May-2001
+90%
+60%
+30%
0%
-30%
IGCA
^DJI
^SPC
^IXIC
Dec00
Jan01
Feb01
Mar01
Apr01
May01
Millions
1.2
0.8
0.4
0.0
Volume
Copyright 2001 Yahoo! Inc.
http://finance.yahoo.com/

Stock Performance

IGCA Stock Performance Compared to IGT


Innovative Gaming Corp Of America
as of 16-May-2001
+90%
+60%
+30%
0%
-30%
IGCA
IGT
Dec00
Jan01
Feb01
Mar01
Apr01
May01
1.2
0.8
0.4
0.0
Millions
Volume
Copyright 2001 Yahoo! Inc.
http://finance.yahoo.com/

Stock Performance

IGCA Stock Performance Compared to Mikohn


Innovative Gaming Corp Of America
as of 16-May-2001
+90%
+60%
+30%
0%
-30%
-60%
IGCA
MIKN
Dec00
Jan01
Feb01
Mar01
Apr01
May01
Millions
1.2
0.8
0.4
0.0
Volume
Copyright 2001 Yahoo! Inc.
http://finance.yahoo.com/

Stock Performance

IGCA Stock Performance Compared to Anchor



Innovative Gaming Corp Of America
as of 16-May-2001
+90%
+60%
+30%
0%
-30%
IGCA
SLOT
Dec00
Jan01
Feb01
Mar01
Apr01
May01
1.2
0.8
0.4
0.0
Millions
Volume
Copyright 2001 Yahoo! Inc.
http://finance.yahoo.com/

Stock Performance

IGCA Stock Performance Compared to WMS



Innovative Gaming Corp Of America
as of 16-May-2001
+90%
+60%
+30%
0%
-30%
IGCA
WMS
Dec00
Jan01
Feb01
Mar01
Apr01
May01
Millions
1.2
0.8
0.4
0.0
Volume
Copyright 2001 Yahoo! Inc.
http://finance.yahoo.com/

Summary

IGCA Positioned to Obtain Significant Market Position

Rating "Speculative Buy" 12 month Price target $5.50 by Makefield Securities Corporation

Fiscal YE	2000A	2001E	2002E	2003E
Revenues	8,936	24,932	37,399	56,098
Net income	(742)	5,003	8,973	10,885
EPS	-.07	.37	.36	.40
EPS	-.06	.20	.33	.38

(Before charge- fully diluted)